Exhibit 10.1

VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”) is made and entered into as of April 27, 2015, by and between CoStar Realty Information, Inc., a Delaware corporation (“Buyer”), and each shareholder of Company (as defined below) listed on the signature page hereto, severally but not jointly (each, “Shareholder”).
W I T N E S S E T H :
WHEREAS, Buyer, Orange, LLC, a Delaware limited liability company and wholly-owned subsidiary of Buyer (“Merger Sub”), Network Communications, Inc., a Georgia corporation (“Company”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the holder representative (“Holder Representative”), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”) providing for, among other things, Buyer’s acquisition of Company by the merger of Merger Sub with and into Company, with Company as the surviving corporation (the “Transaction”). Unless otherwise indicated in this Agreement, capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement;
WHEREAS, Shareholder is the beneficial owner of the number of shares of Company’s common stock, par value $0.0001 per share (“Common Stock”) set forth on Schedule A hereto (collectively with any Common Stock and any other voting equity securities of Company acquired by Shareholder after the date hereof, the “Subject Shares”);
WHEREAS, the Merger Agreement is being executed and delivered concurrently with the execution and delivery of this Agreement;
WHEREAS, as a material condition and inducement to Buyer’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, Buyer and each Shareholder (in Shareholder’s capacity as such and not in any other capacity, including as a director, officer or holder of debt securities of Company or any of its Subsidiaries) are entering into this Agreement in connection with the Merger Agreement and the approval of the Transaction; and
WHEREAS, this Agreement sets out the terms and conditions of the agreement of the Shareholder to (i) vote the Subject Shares or cause the same to be voted in favor of the Transaction Resolution (as defined herein) and (ii) abide by the other restrictions and covenants set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:
Section 1. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Buyer as follows:

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(a) Authority; No Violation. Shareholder has all requisite legal capacity, power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Shareholder of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Shareholder. The execution, delivery and performance of this Agreement by Shareholder will not violate or breach, and will not give rise to any violation or breach of, Shareholder’s certificate of incorporation, limited liability company agreement, bylaws or other organizational documents (if Shareholder is not an individual), or any law, court order, contract, instrument, arrangement or agreement to which Shareholder is a party or is subject.
(b) Execution; Delivery; Enforceability. Shareholder has duly executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity. No consent or approval of, or registration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Shareholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such consents, registrations or filings the failure of which to be obtained or made would not have a material adverse effect on Shareholder’s ability to perform its obligations hereunder.
(c) Subject Shares. Shareholder is the beneficial owner of all of the Subject Shares and has voting power and power of disposition with respect to all of such Subject Shares, free and clear of any Lien. No equity securities of Company are beneficially owned or controlled, directly or indirectly, by Shareholder, other than the Subject Shares. Shareholder has the sole voting power and the sole power to agree to the matters set forth herein with respect to the Subject Shares, and will continue to have the sole power to vote the Subject Shares at the time of any vote contemplated by this Agreement. Other than this Agreement and the constituent documents of the Shareholder (including any partnership agreement, operating agreement or similar governing document), none of the Subject Shares is subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals with respect to the Subject Shares.
(d) No Agreements. No person has any agreement or option for the purchase, acquisition or transfer of any of the Subject Shares, or any interest therein or right thereto, except where the transferee of such Subject Shares would be required to assume the obligations of Shareholder hereunder with respect thereto.
(e) Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by Shareholder.

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(f) Legal Proceedings. There are no legal proceedings in progress or pending before any Governmental Entity or, to Shareholder’s knowledge, threatened against Shareholder that would adversely affect in any material manner the ability of Shareholder to enter into this Agreement and to perform its obligations hereunder and there is no judgment, decree or order against Shareholder that would adversely affect in any material manner the ability of Shareholder to enter into this Agreement and to perform its obligations hereunder.
Section 2. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Shareholder as follows:
(a) Authority; No Violation. Buyer has all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Buyer.
(b) Execution; Delivery; Enforceability. Buyer has duly executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity.
(c) Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by Buyer or its Affiliates.
(d) Legal Proceedings. There are no legal proceedings in progress or pending before any Governmental Entity or, to Buyer’s knowledge, threatened against Buyer that would adversely affect in any material manner the ability of Buyer to enter into this Agreement and to perform its obligations hereunder and there is no judgment, decree or order against Buyer that would adversely affect in any material manner the ability of Buyer to enter into this Agreement and to perform its obligations hereunder.
Section 3. Covenants of Shareholder. Shareholder hereby covenants and irrevocably agrees in favor of Buyer that, from the date hereof until the termination of this Agreement in accordance with Section 10, except as permitted by this Agreement, Shareholder will:
(a)    not option, sell, transfer, tender, deposit, gift, pledge, encumber, grant a security interest in, or option over, hypothecate or otherwise dispose of, encumber or convey (collectively, “Transfer”) any Subject Shares, or any right or interest therein (legal or equitable), to any person or group or agree to do any of the foregoing, except where the transferee has previously executed and delivered to Buyer a counterpart of this Agreement

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pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement with respect to such Subject Shares, and Shareholder agrees that any Transfer in violation of this provision shall be void;
(b)    not grant any proxy, powers of attorney, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals with respect to the Subject Shares, other than (i) this Agreement and (ii) pursuant to the constituent documents of Shareholder (including any partnership agreement, operating agreement or similar governing document) as is not and would not be inconsistent with such Shareholder’s obligations under this Agreement;
(c)    not vote or cause to be voted any Subject Shares in favor of (i) approval of, or the adoption of any agreement relating to, any merger, consolidation, scheme of arrangement, combination, sale of assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Company, other than the Merger Agreement and the Transaction, (ii) any amendment of the Company’s charter or bylaws, or (iii) any proposed action by Company or any of the Subsidiaries that would reasonably be expected to prevent or delay the successful completion of the Transaction;
(d)    at any meeting of holders of Common Stock called to vote upon a resolution to approve the Merger Agreement and the Transaction or any of the other transactions contemplated by the Merger Agreement (the “Transaction Resolution”), or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval with respect to the Transaction Resolution is sought, cause its Subject Shares to be counted as present for purposes of establishing quorum and vote (or cause to be voted) its Subject Shares, or validly execute and return any requested written consent with respect to its Subject Shares:
(i)    in favor of the approval of the Transaction and the Transaction Resolution, as applicable;
(ii)    against any action that is intended or would reasonably be expected to impede, interfere with, delay, postpone or discourage the Transaction; and
(iii)    against any action that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of Company contained in the Merger Agreement or of Shareholder contained in this Agreement;
(e)    not, without the prior written consent of Buyer, requisition or join in the requisition of any meeting of holders of Common Stock that would reasonably be expected to prevent or delay the successful completion of the Transaction and this Agreement;

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(f)    not exercise any rights of dissent or appraisal in respect of the Transaction;
(g)    not take or agree to take any action that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Shareholder contained in this Agreement; and
(h)    on or before the third (3rd) Business Day prior to the meeting of shareholders of Company called to approve the Transaction:
(i)    if Shareholder is the holder of record of the Subject Shares, deliver or cause to be delivered to the Company, with a copy to Buyer, a duly executed proxy or proxies in respect of such Subject Shares directing the holder of such proxy or proxies to vote in favor of the Transaction Resolution and otherwise in accordance with Section 3(d), and any other documents required in accordance with the Transaction to be validly delivered in support of the Transaction Resolution, and not revoke or withdraw such proxy, proxies or other documents described in this Section 3(g)(i) without the prior written consent of Buyer; and
(ii)    if Shareholder is the beneficial owner of the Subject Shares but not the holder of record of such Subject Shares, deliver or cause to be delivered a duly executed voting instruction form to the intermediary through which Shareholder holds its beneficial interest in such Subject Shares, with a copy to Buyer, instructing that such Subject Shares be voted in favor of the Transaction Resolution and otherwise in accordance with Section 3(d), and that any other documents required in accordance with the Transaction be validly delivered in support of the Transaction Resolution, and not revoke or withdraw such instruction or other documents described in this Section 3(g)(ii) without the prior written consent of Buyer.
Section 4. Capacity. Notwithstanding anything to the contrary in this Agreement or elsewhere, (a) Shareholder is entering into this Agreement, and agreeing to become bound hereby, solely in its capacity as a beneficial owner of the Subject Shares and not in any other capacity (including without limitation any capacity as a director, officer or holder of debt securities of Company or any of its Subsidiaries), and (b) nothing in this Agreement shall obligate Shareholder, or Shareholder’s officers, directors, employees, partners, members, agents or representatives, to take, or forbear from taking, any action as a director or officer (including without limitation through the individual(s) that it has elected as director(s) to Company) or any other action in any other capacity (including as employee, representative, agent or holder of debt securities of Company or any of its Subsidiaries), other than in the capacity as a Shareholder of Company with respect to the voting of the Subject Shares as specified in this Agreement. Nothing in this Agreement shall be deemed to impose any obligation, restriction, limitation or liability on Shareholder as a result of any action or inaction of any other shareholder of Company. In no event shall Shareholder have any liability for any breach by any other shareholder of any representation, warranty, covenant or other agreement made by such other shareholder pursuant to this Agreement or agreements similar to this Agreement or otherwise.

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Section 5. Other Obligations; Waiver of Appraisal Rights.
(a)    Shareholder agrees that it will not, and it will not permit any of its directors, officers or employees to, directly or indirectly, take any action that Company is prohibited from taking pursuant to Section 5.2 of the Merger Agreement or pursuant to this Agreement. Shareholder shall notify Buyer promptly, but in any event within 24 hours, if any proposal or offer concerning any merger, sale of substantial assets, sale of shares of capital stock or similar transactions involving the Company, or any inquiry by any Person with respect thereto, is made. Any such notice to Buyer shall indicate in reasonable detail the identity of the Person making such proposal, offer, or inquiry and, to the extent known, the terms and conditions of such proposal or offer.
(b)    Shareholder hereby waives any rights of appraisal or rights to dissent from the Transaction or the adoption of the Merger Agreement that Shareholder may have under applicable Laws and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to Shareholder’s Subject Shares.
(c)    Effective as of the Closing, Shareholder hereby ratifies, and agrees to be bound by, the terms and provisions of the Merger Agreement applicable to it, including without limitation the indemnification obligations of the Shareholders contained therein.
(d)    Effective as of the Closing, Shareholder hereby approves or ratifies, as applicable, the appointment of the Holder Representative as attorney-in-fact for and to act on behalf of the Shareholder as specified in the Merger Agreement.
Section 6. Public Statements. Shareholder shall not issue any press release or make any other public statement with respect to the Merger Agreement or any of the other transactions contemplated by the Merger Agreement without the prior written consent of Buyer, except as may be required by applicable Law (in which case Shareholder will, to the extent practicable, provide Buyer reasonable opportunity to comment on such public statement). Buyer shall not issue any press release or make any other public statement identifying Shareholder in relation to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Shareholder, except that Shareholder hereby permits Buyer to publish and disclose in any and all applicable filings with the SEC, and any other disclosures or filings required by applicable Law, (i) Shareholder’s identity, together with other shareholders of the Company, as “funds and accounts managed by Beach Point Capital Management LP,” (ii) Shareholder’s ownership of the Subject Shares in the aggregate with such other shareholders, (iii) the nature of Shareholder’s commitments, arrangements and understandings pursuant to this Agreement and/or (iv) the text of this Agreement to the extent consistent with the foregoing clauses (i) and (ii).
Section 7. Additional Matters. Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Buyer may reasonably request for the purpose of effectively carrying out the purposes of this Agreement and the Transaction.

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Section 8. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Subject Shares shall remain vested in and belong to Shareholder.
Section 9 Notification of Acquisition of Additional Common Stock. At all times during the period commencing with the execution and delivery of this Agreement and continuing until termination hereof in accordance with Section 10 of this Agreement, Shareholder shall promptly notify Buyer of the number of any additional Common Stock and the number and type of any other voting equity securities of Company acquired by Shareholder, if any, after the date hereof.
Section 10. Termination. All of the provisions of this Agreement shall terminate in full and be of no further force or effect, provided that the provisions of Section 6 (Public Statements), this Section 10 (Termination) and Section 11 (General Provisions) shall remain in full force and effect and survive any termination of this Agreement and the provisions of Sections 5(c) and 5(d) (Other Obligations; Waiver of Appraisal Rights) shall remain in full force and effect and survive any termination of this Agreement pursuant to Section 10(a); provided further that nothing contained in this Section 10 shall relieve any party hereto from any liability for any breach of any representation or warranty or covenant contained in this Agreement that occurs prior to the termination of this Agreement or to any actual or purported termination of this Agreement in violation of the terms of this Agreement, upon the earliest date that one or more of the following shall have occurred: (a) the Closing; (b) the termination of the Merger Agreement in accordance with its terms; (c) July 26, 2015, unless extended by the mutual agreement in writing of the parties to this Agreement; and (d) the date that the Merger Agreement is amended without the consent of Shareholder in any manner that has an adverse effect on Shareholder.
Section 11. General Provisions.
(a)    Amendments; Waivers. This Agreement may be amended only by execution of an instrument in writing signed by Buyer and such Shareholder. The failure of any party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.  Any waiver hereunder shall be effective if delivered to the other Party in writing by the Party making such waiver.
(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, when sent by commercial messenger or courier service, on the Business Day after being sent by overnight mail by a service that provides confirmation of delivery, or on the fifth (5th) day after being sent by registered or certified mail (return receipt requested, postage prepaid) to Buyer in accordance with Section 10.1 of the Merger Agreement and to Shareholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

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(c)    Interpretation. The words (i) “include,” “includes,” and “including,” when used herein shall be deemed in each case to be followed by the words “without limitation,” and (ii) “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Throughout this Agreement, as the context may require, the singular tense and number includes the plural, and the plural tense and number includes the singular. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(d)    Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to either party. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
(e)    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the others (including via facsimile or other electronic means), it being understood that all parties need not sign the same counterpart.
(f)    Entire Agreement; No Third-Party Beneficiaries. This Agreement (together with the Merger Agreement, to the extent referred to in this Agreement), and the other documents and instruments and other agreements between the parties hereto referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, between the parties with respect to the subject matter hereof.
(g)    No Additional Representations. Each party agrees that, except for the representations and warranties contained in this Agreement, no party makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives with respect to the execution and delivery of this Agreement or the documents and the instruments referred to herein, notwithstanding the delivery or disclosure to the other party or the other party’s representatives of any documentation or other information with respect to any one or more of the foregoing (other than this Agreement).
(h)    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflict of laws thereof.

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(i)    Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.
(j)    Merger Agreement. Shareholder understands and acknowledges that Buyer is entering into the Merger Agreement in reliance upon Shareholder’s execution and delivery of this Agreement. Buyer acknowledges that Shareholder has been induced to enter into this Agreement based on the terms and conditions of the Merger Agreement.
(k)    Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the written consent of the other party, except by Shareholder in connection with the Transfer of any of the Subject Shares, or any interest therein or right thereto, provided that the Transfer complies with Section 3(a) with respect to such Subject Shares. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.
(l)    Consent to Jurisdiction. The parties agree that any action, suit, claim or other proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in the courts of the State of New York located in the Borough of Manhattan in The City of New York, or, if it has or can acquire jurisdiction, in the U.S. District Court for the Southern District of New York located in the Borough of Manhattan in The City of New York, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding in any such court or that any such proceeding brought in any such court has been brought in an inconvenient forum. Process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11(b) shall be deemed effective service of process on such party. Nothing in this Section 11(l), however, affects the right of any party to serve legal process in any other manner permitted by Law.
(m)    Equitable Remedies; Cumulative Remedies. The parties acknowledge that monetary damages may be inadequate to compensate a party for a breach of this Agreement. Accordingly, the parties shall be entitled to seek equitable relief, including, without limitation, the remedy of equitable relief or specific performance, in the event of or to prevent a breach of this Agreement by the other party and to enforce specific terms and provisions hereof in the courts described in Section 11(l) of this Agreement without proof of damages or otherwise. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Each of the parties hereby further waives (a) any defense in any action for specific performance that

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a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.
(n)    Separate Agreement. This Agreement shall be deemed, and hereby is, a separate and distinct Agreement between Buyer, on the one hand, and each Shareholder that is a signatory to this Agreement (a “Signatory”), on the other hand, as if each such Signatory has executed a separate Agreement naming only itself, and no Signatory to this Agreement shall have any liability resulting or arising from this Agreement, or otherwise, for any other Signatory, solely by reason of being a Signatory to this Agreement.
[signature pages follow]

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IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

BUYER:
COSTAR REALTY INFORMATION, INC.

By:	Name: Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.
SHAREHOLDER:
By:
Name:
Title:

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